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Exhibit 5.1

[Munger, Tolles & Olson LLP Letterhead]

October 30, 2007

Internet Brands, Inc.
909 North Sepulveda Blvd., 11th Floor
El Segundo, CA 90245

Re:
Internet Brands, Inc. Registration Statement on Form S-1 (Registration No. 333-144750)

Ladies and Gentlemen:

        We have acted as counsel to Internet Brands, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-1 (File No. 333-144750) of the Company (as amended through the date hereof and including all exhibits thereto, the "Registration Statement"), including a related prospectus filed with the Registration Statement, relating to the proposed underwritten public offering (the "Offering") of up to an aggregate of 11,001,422 shares of the Company's Class A common stock, par value $0.001 per share (the "Common Stock"), comprised of: (i) up to an aggregate of 4,918,168 shares of Common Stock to be sold by the Company, which includes up to 1,168,168 shares of Common Stock that may be sold by the Company upon exercise of the over-allotment option granted to the underwriters of the Offering (the "Company Shares"); and (ii) up to an aggregate of 6,083,254 shares of Common Stock to be sold by certain selling stockholders of the Company, which includes up to 266,800 shares of Common Stock that may be sold by the selling stockholders upon exercise of the over-allotment option granted to the underwriters of the Offering (the "Selling Stockholder Shares" and, together with the Company Shares, the "Shares"). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the "Underwriting Agreement").

        As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. As to certain factual matters, we have relied, without independent verification, on certificates of public officials and certificates of officers and representatives of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions relating thereto.

        Based upon the foregoing, we are of the opinion that: (i) the Company Shares to be registered for sale by the Company have been duly authorized by the Company, and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and (ii) the Selling Stockholder Shares to be sold by the selling stockholders in accordance with the terms of the Underwriting Agreement have been duly authorized by the Company, and are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Munger, Tolles & Olson LLP Munger, Tolles & Olson LLP

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  Exhibit 5.1
[Munger, Tolles & Olson LLP Letterhead]